JPMORGAN SElECT MID CAP EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date            Issue                       Broker
02/07/02  International Speedway Corp.  Salomon Smith
				         Barney Inc.

Shares                   Price         Amount
17,200		        $40.00        $688,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
           Funds
2.04        5.10%	0.69%		  3.00%


      Underwriters  	           Number of Shares
J.P.Morgan Securities, Inc.                  687,500
Salomon Smith Barney, Inc.                   875,000
Raymond James & Associates Inc.              250,000
First Union Securities, Inc. 		     687,500

Total     			           2,500,000



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue                        Broker
06/26/02	Hewitt Associates Inc.    SBC Warburg Inc.,
                                          Goldman Sachs & Co.

Shares                   Price            Amount
18,6000               $19.00           $353,400.00

Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
1.33        7.00	0.17%	           1.82%

      Underwriters                        Number of shares
Goldman, Sachs & Co.                        3,512,250
Banc of America Securities LLC              1,304,550
J.P. Morgan Securities Inc.                 1,304,550
Salomon Smith Barney Inc.                   1,304,550
UBS Warburg LLC                             1,304,550
Wachovia Securities, Inc.                   1,304,550
Robert W. Baird & Co. Inc.                    139,375
Bear, Stearns & Co. Inc.                      139,375
William Blair & Co. LLC                       139,375
A.G. Edwards & Sons, Inc.                     139,375
Epoch Securities, Inc.                        139,375
Legg Mason Wood Walker, Inc.                  139,375
Prudentials Securities Inc.                   139,375
SG Cowen Securities Corp.                     139,375

Total                                      11,150,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/07/02	WellChoice, Inc.

Shares            Price         Amount
14,100	 	  $25.00	$352,500

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$1.49       6.0% 	 0.10%	           1.10%

Broker
Muriel Siebert Co; Blaylock & Partner LTD; First
Boston Brokerage

Underwriters of WellChoice, Inc.

Underwriters     	         Principal Amount
Credit Suisse First Boston Corp.       $5,448,172
UBS Warburg LLC			        1,816,059
Bear, Stearns & Co, Inc.		1,816,059
Morgan Stanley & Co, Inc.		1,816,059
Goldman, Sachs & Co.			1,210,706
J.P. Morgan Securities Inc.	  	1,210,706
Salomon Smith Barney Inc.               1,210,706
Blaylock & partners Securities, L.P.      302,676
The Williams Capital Group, L.P           302,676
BNY Capital Markets, Inc.                 200,338
Dowling & Partners Securities, LLC        108,516
Fox-Pitt, Kelton                          108,516
Invemed Associates LLC                    200,338
Leerink Swann & Company			  108,516
Legg Mason Wood Walker, Inc.              108,516
Muriel Siebert & Co. Inc.                 108,516
Prudential Securities Inc.                200,338
Ramirez & Co.				  108,516
Raymond James & Associates, Inc.          108,516
SG Cowen Securities Corp.                 200,338

Total                                  $16,694,783